                                                                     EXHIBIT 5.1


                                December 4, 1997


Onyx Acceptance Financial Corporation
   on behalf of
Onyx Acceptance Grantor Trust 1997-4
c/o  Onyx Acceptance Financial Corporation
     8001 Irvine Center Drive, Sixth Floor
     Irvine, California 92618

            Re:  Onyx Acceptance Grantor Trust 1997-4
                 Registration Statement on Form S-1
                 Registration No. 333-40089

Ladies and Gentlemen:

            We have acted as counsel for Onyx Acceptance Grantor Trust 1997-4 (the "Trust"), in connection with the proposed issuance by the Trust of its Pass-Through Certificates (the "Pass- Through Certificates") to be issued pursuant to a Pooling and Servicing Agreement, among Onyx Acceptance Financial Corporation, as seller (the "Seller"), Onyx Acceptance Corporation, as servicer (the "Servicer") and Bankers Trust Company, in its capacity as the trustee of the Trust (the "Trustee"). The Pooling and Servicing Agreement, in the form filed with the Securities and Exchange Commission on December 4, 1997 as an exhibit to Amendment No. 1 to the above-referenced registration statement (as so amended, the "Registration Statement") on Form S-1 (File No. 333-40089) under the Securities Act of 1933, as amended (the "1933 Act"), is herein referred to as the "Agreement."

            We have examined originals or copies, certified or otherwise identified to our satisfaction, of the form of Agreement and the form of Pass-Through Certificates included therein, and such other documents, records, certificates of the Trust and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Agreement as completed for the Pass-Through Certificates will be duly executed and delivered by each of the parties thereto; that the Pass-Through Certificates as completed will be duly executed and delivered substantially in the forms contemplated by the Agreement; and that the Pass-Through Certificates will be sold as described in the Registration Statement.

            Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the Pass-Through Certificates are in due and proper form and, assuming the due authorization, execution and delivery of the Agreement by the Seller, the Servicer and the Trustee and the due authorization of the Pass-Through Certificates by all necessary action on the part of the Trustee, when the Pass-Through Certificates have been validly executed, authenticated and issued in accordance with the Agreement and delivered against payment therefor, the Pass-Through Certificates will be validly issued and outstanding, fully paid and non-assessable, and entitled to the benefits of the Agreement in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitations, fraudulent conveyances laws), and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

            The opinion expressed above is limited to the federal laws of the United States of America and the laws of the States of California and New York. We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

            We consent to the use and filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,

                                   /s/ O'Melveny & Myers LLP